UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

    On December 16, 2011, Progress Energy, Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period relating to the Progress Energy 401(k) Savings & Stock Ownership Plan and the Savings Plan for Employees of Florida Progress Corporation (collectively, the “401(k) Plan”), which was originally expected to occur from the close of business on December 30, 2011 until sometime during the week of January 1, 2012, will no longer occur at that time. The blackout period is required by the 401(k) Plan’s recordkeeper, Fidelity Investments, in connection with the closing of the proposed merger of the Company and Duke Energy Corporation (“Duke Energy”). The notice, which is attached hereto as Exhibit 99.1 and is incorporated by reference, was provided by the Company to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002.

Section 8 – OTHER EVENTS

Item 8.01  Other Events.

    On December 14, 2011, the Federal Energy Regulatory Commission (the “FERC”) issued an order rejecting the mitigation plan proposed on October 17, 2011 by the Company and Duke Energy in connection with the proposed merger of the Company and Duke Energy. The Company and Duke Energy issued a joint press release on December 15, 2011 regarding the FERC order. A copy of the press release is being filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d)	EXHIBITS.

	99.1	Notice Concerning the Progress Energy 401(k) Savings & Stock Ownership Plan and the Savings Plan for Employees of Florida Progress Corporation.

	99.2	Joint Press Release of Progress Energy, Inc. and Duke Energy Corporation, issued December 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary

Date:  December 16, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Notice Concerning the Progress Energy 401(k) Savings & Stock Ownership Plan and the Savings Plan for Employees of Florida Progress Corporation.

99.2	Joint Press Release of Progress Energy, Inc. and Duke Energy Corporation, issued December 15, 2011.